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Exhibit 24.1

ROSETTA STONE INC.
POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Stephen M. Swad and Michael C. Wu, or either of them, each with power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Rosetta Stone Inc. (the "Company") and any or all subsequent amendments and supplements to the Annual Report on Form 10-K, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby qualifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Each person whose signature appears below may at any time revoke this power of attorney as to himself or herself only by an instrument in writing specifying that this power of attorney is revoked as to him or her as of the date of execution of such instrument or at a subsequent specified date. This power of attorney shall be revoked automatically with respect to any person whose signature appears below effective on the date he or she ceases to be a member of the Board of Directors or an officer of the Company. Any revocation hereof shall not void or otherwise affect any acts performed by any attorney-in-fact and agent named herein pursuant to this power of attorney prior to the effective date of such revocation.

Dated: March 7, 2013

Signature	Title

/s/ STEPHEN M. SWAD Stephen M. Swad	Chief Executive Officer and Director (Principal Executive Officer)
/s/ THOMAS M. PIERNO Thomas M. Pierno	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ TOM P.H. ADAMS Tom P.H. Adams	Director
/s/ PHILLIP A. CLOUGH Phillip A. Clough	Director
/s/ JAMES P. BANKOFF James P. Bankoff	Director
/s/ JOHN T. COLEMAN John T. Coleman	Director
/s/ LAURENCE FRANKLIN Laurence Franklin	Director

Signature	Title

/s/ PATRICK W. GROSS Patrick W. Gross	Director
/s/ MARGUERITE W. KONDRACKE Marguerite W. Kondracke	Director
/s/ THEODORE J. LEONSIS Theodore J. Leonsis	Director
/s/ JOHN E. LINDAHL John E. Lindahl	Director
/s/ LAURA L. WITT Laura L. Witt	Director

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  Exhibit 24.1